Exhibit 99.1

IN8bio Presents T cell Engager Data Demonstrating Deep B Cell Depletion for Autoimmune Indications

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INB-619 demonstrated equivalent efficacy to the FDA approved, commercial T Cell Engagers (TCE) compounds, blinatumomab and mosunetuzumab, with minimal adverse cytokine release, highlighting a targeted approach that potentially allows for safer deep B cell depletion.

•	INB-619 is the first pan-gamma delta (γδ) T cell engager designed to significantly expand multiple γδ T cell subsets for efficient, durable target elimination.

•	INB-619 achieved robust γδ T cell expansion and complete B cell depletion across both healthy donor samples and those with active systemic lupus erythematosus (SLE) disease.

NEW YORK, N.Y. – October 27, 2025 – IN8bio, Inc. (Nasdaq: INAB), a clinical-stage biopharmaceutical company developing innovative gamma-delta (γδ) T cell therapies for cancer and autoimmune diseases, today presented new preclinical data from its γδ T cell engager program, INB-619, at the 2025 American College of Rheumatology (ACR) Convergence Meeting in Chicago.

In preclinical SLE donor models, INB-619 achieved complete elimination of B cells with efficacy equivalent to approved CD19 and CD20 engagers, including the FDA-approved compounds blinatumomab and mosunetuzumab. The data demonstrated minimal secretion of adverse cytokines such as IL-6, a validated biomarker for cytokine release syndrome (CRS), at concentrations multiples lower than the currently marketed compounds tested.

INB-619’s targeted immune activation and cytokine-sparing design could allow for higher doses, deeper B cell depletion and immune reset that has not been observed with other protein engagers to date. INB-619 also selectively expanded γδ T cells from both SLE and healthy donors without activating CD4+ or CD8+ αβ T cells, supporting the potential for an improved safety and tolerability profile.

“These results demonstrate IN8bio’s unique know-how and capabilities with γδ T cell biology,” said William Ho, CEO and Co-Founder, IN8bio. “INB-619 is a γδ-TCE with innovative properties fully developed in-house. We achieved deep, consistent B cell depletion, independent of starting γδ T cell levels, with a potentially superior safety profile compared with existing T cell engagers. It’s an important validation of our platform and its potential to address both cancer and autoimmune disease.”

INB-619 is a potential first-in-class, CD19-targeted, pan-γδ T cell engager designed to activate and expand both major γδ T cell subsets, V-delta-1 (Vδ1+) and V-delta-2 (Vδ2+). This pan-γδ T cell expansion leads to deep B cell depletion, a key goal in B cell-driven autoimmune disorders such as SLE. By engaging both circulating and tissue-resident γδ T cells, INB-619 could enable more durable immune modulation in complex autoimmune diseases.

Conventional T cell engagers activate the CD3 receptor and can trigger toxicities, including CRS and immune effector cell-associated neurotoxicity syndrome (ICANs) that can be lethal. INB-619 uniquely targets through the γδ T cell receptor (γδ-TCR) and does not require CD3 engagement, which significantly reduces the potential for toxicities from cytokines or cellular exhaustion. INB-619’s unique ability to expand γδ T cells in vivo allows it to overcome the low baseline γδ T cell counts that have limited other γδ-TCE technologies in development.

The results highlight INB-619’s potential to transform the treatment of autoimmune diseases by harnessing the unique properties of γδ T cells to safely and precisely eliminate pathogenic B cells and drive immune reset. The data also demonstrated robust, dose-dependent B cell killing and γδ T cell expansion, maintaining a favorable cytokine profile consistent with the unique biology of γδ T cells. γδ T cells are specialized immune cells capable of potent killing activity with low or no cytokine release.

About IN8bio

IN8bio is a clinical-stage biopharmaceutical company developing γδ T cell product candidates for unmet medical needs. Gamma-delta T cells are a specialized population of T cells that possess unique properties, including the ability to differentiate between healthy and diseased tissue. The company’s lead program, INB-100, is focused on acute myeloid leukemia evaluating haplo-matched allogeneic γδ T cells given to patients following a hematopoietic stem cell transplant. The company is also evaluating autologous DeltEx DRI γδ T cells, in combination with standard of care, for glioblastoma in its INB-200 and 400 programs, and INB-600, advancing novel γδ T cell engagers for potential oncology and autoimmune indications. For more information about IN8bio, visit www.IN8bio.com.

Forward Looking Statements

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding: INB-619’s potential as a first-in- class, CD19-targeted, pan-γδ T cell engager; INB-619’s ability to allow for higher doses and enable deep B cell depletion and more durable immune modulation in complex autoimmune diseases; INB-619’s safety and tolerability profile; the potential of INB-619 to transform the treatment of autoimmune diseases; and other statements that are not historical fact. IN8bio may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various factors, including: risks to site initiation, clinical trial commencement, patient enrollment and follow-up, as well as IN8bio’s ability to meet anticipated deadlines and milestones; uncertainties inherent in the initiation and completion of preclinical studies and clinical trials and clinical development of IN8bio’s product candidates; the risk that IN8bio may be unable to raise additional capital and could be forced to delay, further reduce or to explore other strategic options for certain of its development programs, or even terminate its operations; IN8bio’s ability to continue to operate as a going concern; the risk that IN8bio may not realize the intended benefits of its DeltEx platform; availability and timing of results from preclinical studies and clinical trials; whether the outcomes of preclinical studies will be predictive of clinical trial results; whether initial or interim results from a clinical trial will be predictive of the final results of the trial or the results of future trials; the risk that trials and studies may be delayed and may not have satisfactory outcomes; potential adverse effects arising from the testing or use of IN8bio’s product candidates; the uncertainty of regulatory approvals to conduct trials or to market products; IN8bio’s reliance on third parties, including licensors and clinical research organizations; and other important factors, any of which could cause actual results to differ from those contained in the forward-looking statements and which are described in greater detail in the section entitled “Risk Factors” in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on August 7, 2025, as well as in other filings IN8bio may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and IN8bio expressly disclaims any obligation to update any forward-looking statements contained herein, whether because of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Contacts:

IN8bio, Inc.

Patrick McCall

646.933.5603

pfmccall@IN8bio.com

Media Contact:

KKH Advisors

Kimberly Ha

917.291.5744

kimberly.ha@kkhadvisors.com